Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated December 14, 2021, relating to the consolidated financial statements of Leader Capital Holdings Corp. and its subsidiaries (collectively the “Company”), which appears in the Annual Report on Form 10-K of the Company for the year ended August 31, 2021.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong, China

January 31, 2022